UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2010

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)                                 On January 29, 2010, the Board of Directors of Northern Technologies International Corporation (“NTIC”), upon recommendation of the Nominating and Corporate Governance Committee, elected Richard J. Nigon as a director of NTIC effective as of February 1, 2010.

Richard J. Nigon, 61, is currently the Senior Vice President of Cedar Point Capital, Inc., a private company that raises capital for early stage companies. From February 2001 until May 2007, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard (“MJSK”), a privately held investment firm. In December 2006, MJSK was acquired by Stifel Nicolaus and Mr. Nigon was a Managing Director of Private Placements at Stifel Nicolaus. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young, LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. Mr. Nigon serves as a director of Virtual Radiologics, Inc. and Vascular Solutions, Inc.

Mr. Nigon has not been appointed to any committees of NTIC’s Board of Directors at this time.  It is expected that NTIC’s Board of Directors will ask Mr. Nigon to serve as a member of NTIC’s Audit Committee.  There is no arrangement or understanding between Mr. Nigon and any other persons pursuant to which Mr. Nigon was selected as a director of NTIC.  Mr. Nigon does not have any direct or indirect material interest in any existing or currently proposed transaction to which NTIC is or may become a party.

As a non-employee director, Mr. Nigon will be paid an annual cash retainer of $10,000, paid on a quarterly basis, and $1,000 for each Board and strategy review meeting attended and $1,000 for each Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meeting attended.  No director, however, will earn more than $1,000 per day in Board, Board committee and strategy review meeting fees.  If Mr. Nigon joins the Audit Committee, he will receive an additional annual cash retainer of $4,000 ($5,000 if Mr. Nigon becomes Chair of the Audit Committee).  As part of NTIC’s cost reduction efforts, NTIC’s annual cash retainers and meeting fees were reduced temporarily by 10%.  This reduction remains in effect as of the date of the filing of this report.  The amounts set forth above do not reflect the temporary 10% reduction.

Upon his appointment, Mr. Nigon was granted a five-year option to purchase 2,333 shares of NTIC’s common stock at an exercise price equal to 100% of the fair market value of NTIC’s common stock on the date of grant.  Such option will vest in three as nearly equal as possible annual installments beginning on the one-year anniversary of the date of grant.  In addition, each of our non-employee directors, including Mr. Nigon, will be automatically granted a five-year option to purchase 4,000 shares of NTIC’s common stock on the first day of each fiscal year in consideration for their services as directors of NTIC.  Such options will have an exercise price equal to 100% of the fair market value of NTIC’s common stock on the date of grant and will vest in three as nearly equal as possible annual installments beginning on the one-year anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Dated: February 1, 2010